                                                                   EXHIBIT 11
                      ARMCO INC. AND CONSOLIDATED SUBSIDIARIES
                       COMPUTATION OF INCOME (LOSS) PER SHARE
                   (Dollars in Millions, Except Per Share Amounts)

                                              Year Ended December 31
                                 --------------------------------------------
                                   1996     1995     1994     1993     1992
                                   ----     ----     ----     ----     ----
I.  PRIMARY
    Income (loss) from continuing
      operations                 $  26.0  $  23.5  $  65.8  $(247.5) $(402.2)
    Less:  preferred dividends      17.9     17.9     17.8     17.8     10.3
                                 -------- -------- -------- -------- --------
    Income (loss) from continuing
      operations after preferred
      dividends                  $   8.1  $   5.6  $  48.0  $(265.3) $(412.5)
                                 ======== ======== ======== ======== ========
    Income (loss) before extra-
      ordinary items and cumula-
      tive effect of changes in
      accounting principles.     $  32.5  $  29.8  $  77.7  $(327.0) $(421.5)
    Less:  preferred dividends      17.9     17.9     17.8     17.8     10.3
                                 -------- -------- -------- -------- --------
    Income (loss) before extra-
      ordinary items and cumula-
      tive effect of changes in
      accounting principles after
      preferred dividends        $  14.6  $  11.9  $  59.9  $(344.8) $(431.8)
                                 ======== ======== ======== ======== ========

    Income (loss) before extra-
      ordinary items and cumula-
      tive effect of changes in
      accounting principles      $  32.5  $  29.8  $  77.7  $(327.0) $(421.5)
    Loss on extraordinary items      --       --       --      (7.3)    (8.4)
    Cumulative effect of changes
      in accounting principles       --       --       --    (307.5)     --
                                 -------- -------- -------- -------- --------
    Net income (loss)            $  32.5  $  29.8  $  77.7  $(641.8) $(429.9)
    Less:  preferred dividends      17.9     17.9     17.8     17.8     10.3
                                 -------- -------- -------- -------- --------
    Net income (loss) after
      preferred dividends        $  14.6  $  11.9  $  59.9  $(659.6) $(440.2)
                                 ======== ======== ======== ======== ========

    Weighted average number of
      common shares                106.6    106.0    104.6    103.8     98.8
    Weighted average number of
      common equivalent shares (A)   --       --       0.1      *        *
                                 -------- -------- -------- -------- --------
    Total shares for computation   106.6    106.0    104.7    103.8     98.8
                                 ======== ======== ======== ======== ========
    Primary income (loss) per share:
    Income (loss) from continuing
      operations                 $  0.08  $  0.05  $  0.46  $ (2.56) $ (4.18)
    Income (loss) before extra-
      ordinary items and cumula-
      tive effect of changes in
      accounting principles         0.14     0.11     0.57    (3.32)   (4.37)
    Loss on extraordinary items      --       --       --     (0.07)   (0.08)
    Cumulative effect of changes
      in accounting principles       --       --       --     (2.96)     --
    Net income (loss)               0.14     0.11     0.57    (6.35)   (4.45)

                                                                   EXHIBIT 11
                      ARMCO INC. AND CONSOLIDATED SUBSIDIARIES
                  COMPUTATION OF INCOME (LOSS) PER SHARE (Continued)
                   (Dollars in Millions, Except Per Share Amounts)
                                              Year Ended December 31
                                 --------------------------------------------
                                   1996     1995     1994     1993     1992
                                   ----     ----     ----     ----     ----
II. FULLY DILUTED
    Income (loss) from continuing
      operations                 $  26.0  $  23.5  $  65.8  $(247.5) $(402.2)
    Less:  preferred dividends       --       --       --      17.8     10.3
                                 -------- -------- -------- -------- --------
    Income (loss) from continuing
      operations after preferred
      dividends                  $  26.0  $  23.5  $  65.8  $(265.3) $(412.5)
                                 ======== ======== ======== ======== ========
    Income (loss) before extra-
      ordinary items and cumula-
      tive effect of changes in
      accounting principles      $  32.5  $  29.8  $  77.7  $(327.0) $(421.5)
    Less:  preferred dividends       --       --       --      17.8     10.3
                                 -------- -------- -------- -------- --------
    Income (loss) before extra-
      ordinary items and cumula-
      tive effect of changes in
      accounting principles
      after preferred dividends  $  32.5  $  29.8  $  77.7  $(344.8) $(431.8)
                                 ======== ======== ======== ======== ========

    Income (loss) before extra-
      ordinary items and cumula-
      tive effect of changes in
      accounting principles      $  32.5  $  29.8  $  77.7  $(327.0) $(421.5)
    Loss on extraordinary items      --       --       --      (7.3)    (8.4)
    Cumulative effect of changes
      in accounting principles       --       --       --    (307.5)     --
                                 -------- -------- -------- -------- --------
    Net income (loss)            $  32.5  $  29.8  $  77.7  $(641.8) $(429.9)
    Less preferred dividends         --       --       --      17.8     10.3
                                 -------- -------- -------- -------- --------
    Net income (loss) after
      preferred dividends        $  32.5  $  29.8  $  77.7  $(659.6) $(440.2)
                                 ======== ======== ======== ======== ========

    Weighted average number of
      common shares                106.6    106.0    104.6    103.8     98.8
    Weighted average number of
      common equivalent shares (A)   --       --       0.1      *        *
    Weighted average number of
      preferred shares on an
      "if converted" basis          22.7     22.7     22.7      *        *
                                 -------- -------- -------- -------- --------
    Total shares for computation   129.3    128.7    127.4    103.8     98.8
                                 ======== ======== ======== ======== ========

    Fully diluted income (loss) per share (B):
    Income (loss) from continuing
      operations                 $  0.20  $  0.18  $  0.52  $ (2.56) $ (4.18)
    Income (loss) before extra-
      ordinary items and cumula-
      tive effect of changes in
      accounting principles         0.25     0.23     0.61    (3.32)   (4.37)
    Loss on extraordinary items      --       --       --     (0.07)   (0.08)
    Cumulative effect of changes in
      accounting principles          --       --       --     (2.96)     --
    Net income (loss)               0.25     0.23     0.61    (6.35)   (4.45)
-------------------

*  Antidilutive

NOTES:
(A) Common equivalent shares are included for dilutive stock options as if the options were exercised and the proceeds used to acquire common shares of Armco.
(B) Calculation of fully diluted income (loss) per share is submitted for 1996, 1995 and 1994 in accordance with Securities Exchange Act of 1934 Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result, or is not required by footnote 2 to paragraph 13 of APB Opinion No. 15 because it results in dilution of less than 3%.